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                  CONSENT OF VALUATION RESEARCH CORPORATION

     We hereby consent to the use of our name, or to any references to or use of our reports, wherever appearing, in this Pre-Effective Amendment No. 3 to the Registration Statement and the related Prospectus/Consent Solicitation Statement which is a part of this Pre-Effective Amendment No. 3 to the Registration Statement, and any amendments thereto.

Dated: July 16, 1999                   VALUATION RESEARCH CORPORATION


                                       /s/ Robert J. Simpson
                                       ------------------------------
                                       Robert J. Simpson
                                       Executive Vice President